August 21, 1997

To the Shareholders and Trustees of
Command Money Fund


In planning and performing our audit of
the financial statements of Command
Money Fund (the "Fund") for the year
ended June 30, 1997, we considered its
internal control, including control
activities for safeguarding securities,
in order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of control
activities.  Generally, control
activities that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those control activities include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or
irregularities may occur and not be
detected.  Also, projection of any
evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control, including control
activities for safeguarding securities,
that we consider to be material
weaknesses as defined above as of June
30, 1997.

This report is intended solely for the
information and use of management and
the Trustees of the Fund and the
Securities and Exchange Commission.


Price Waterhouse LLP